UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 7, 2003

Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Exact Name of Registrant as Specified in Its Charter	Commission File Number	I.R.S. Employer Identification No.

State of Hawaii

(State or other jurisdiction of incorporation)

900 Richards Street, Honolulu, Hawaii 93813

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:    (808) 543-5662

None

(Former name or former address, if changed since last report.)

Item 5.	Other Events

On March 7, 2003, Hawaiian Electric Industries, Inc. (HEI) sold $50 million of its 4% Medium-Term Notes, Series D due March 7, 2008 and $50 million of its 5.25% Medium-Term Notes, Series D due March 7, 2013. The net proceeds from the sales have been invested in short-term investments pending their expected application, along with other corporate funds, to repay at maturity $100 million aggregate principal amount of HEI’s Medium-Term Notes, Series C, which bear interest at LIBOR plus 105 basis points and mature on April 15, 2003. This Current Report on Form 8-K is being filed to report as exhibits certain documents in connection with that offering.

Item 7.	Financial Statements and Exhibits.

(c)    Exhibits.

Exhibit 4(a)	HEI 4% Medium-Term Note, Series D due March 7, 2008

Exhibit 4(b)	HEI 5.25% Medium-Term Note, Series D due March 7, 2013

Exhibit 5(a)	Opinion of Goodsill Anderson Quinn & Stifel LLP (including consent)

Exhibit 5(b)	Opinion of Pillsbury Winthrop LLP (including consent)

Exhibit 99(a)	Pricing Supplement No. 1 to Registration Statement on Form S-3 of HEI (Registration No. 333-87782) filed on March 5, 2003 in connection with the sale of Medium-Term Notes, Series D

Exhibit 99(b)	Pricing Supplement No. 2 to Registration Statement on Form S-3 of HEI (Registration No. 333-87782) filed on March 5, 2003 in connection with the sale of Medium-Term Notes, Series D.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWAIIAN ELECTRIC INDUSTRIES, INC. (Registrant)

/s/ CURTIS Y. HARADA
Curtis Y. Harada Controller (Principal Accounting Officer of HEI)

Date: March 7, 2003